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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

A Stock Company

8515 East Orchard Road                 Greenwood Village, CO 80111

For service, call 1-800-537-2033 (extension 73343)

APPLICATION FOR GROUP ANNUITY CONTRACT

SECTION A. CONTRACTHOLDER
NAME OF EMPLOYER	FEDERAL TAX ID #
ADDRESS STREET CITY STATE ZIP CODE	SITUS
TELEPHONE #	FAX #	TYPE OF ENTITY:
FULL LEGAL NAME OF PLAN
NAME OF CONTRACTHOLDER IF OTHER THAN THE EMPLOYER	FEDERAL TAX ID #
ADDRESS STREET CITY STATE ZIP CODE	SITUS
TELEPHONE #	FAX #	TYPE OF ENTITY:
SECTION B. PRODUCT INFORMATION
[☐ Fixed Annuity]	[☐ Fixed-Variable Annuity]
SECTION C. PLAN INFORMATION
[☐ 401(a) Plan] [☐ ERISA] [☐ Non-ERISA] [☐ 401(k) Plan] [☐ ERISA] [☐ Non-ERISA] [☐ 403(b) Plan] [☐ ERISA] [☐ Non-ERISA]	[☐ 457(b) Governmental Plan] [☐ 457(b) Non-governmental Plan] [☐ 415(m) Governmental Excess Benefit Arrangement] [☐ 457(f) Plan]	[☐ Other: ________]
SECTION D. DEFAULT INVESTMENT OPTION
[☐ Key Guaranteed Portfolio Fund] [☐ Other Investment Option: _________________] [☐ No Default Investment Option (Money returned to payee as required by law)]
SECTION E. FIXED ACCOUNTS
[☐ Key Guaranteed Portfolio Fund] [☐ Daily Interest Guaranteed Fund]	[☐ Other ____________________] [☐ None]
SECTION F. SERIES ACCOUNTS SECTION G. SEPARATE ACCOUNTS
[☐ FutureFunds Series Account] [☐ Other ________________] [☐ None]	[☐ _________________] [☐ None]
SECTION H. AGREEMENT AND SIGNATURES

AGREEMENT:

By signing this Application, the Employer and Contractholder if other than Employer understand, accept, and otherwise agree to the provisions of the attached Group Annuity Contract; certifies and otherwise represents that the information contained on this application is true and correct to the best of their knowledge; and agrees to notify Great-West of any changes to the information provided above.

______________________________________ ___________________________________________

Signature of Employer Date Signature of Contractholder if other than Employer Date

_______________________________________________ ___________________________________________

Title Title

Effective Date of Group Annuity Contract: Month____________ Day _______ Year _______

GAC A 08 FFI	Page 1 of 2

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FRAUD NOTICE

NOTICE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines, confinement in prison, and denial of insurance benefits, depending upon state law.

STATE INSURANCE FRAUD WARNINGS

FOR DC RESIDENTS ONLY: WARNING: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO AR, CO, KY, LA, ME, NM, AND TN RESIDENTS ONLY: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO FL RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

FOR NJ RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTICE TO OH, OK AND PA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent act, which is a crime and subjects such person to criminal and civil penalties.

NOTICE TO VA AND WA RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

GAC A 08 FFI	Page 2 of 2